EXHIBIT 8(V) UNDER FORM N-1A
                                              EXHIBIT 10 UNDER ITEM 601/REG. S-K

                          AMENDMENT NO. 4 to Exhibit A

                               Custodian Contract

                                     between

                           VISION GROUP OF FUNDS, INC.

                                       and

                       STATE STREET BANK AND TRUST COMPANY
                               dated July 5, 1990

                    PORTFOLIOS OF VISION GROUP OF FUNDS, INC.

     VISION GROUP OF FUNDS, INC. (the "Fund") consists of the following portfolios (the "Portfolios") effective as of the dates set forth below:

        NAME                                             DATE

        Vision Money Market Fund                      June 1, 1988

        Vision New York Tax-Free Money Market Fund    June 1, 1988

        Vision Treasury Money Market Fund             June 1, 1988

        Vision U.S. Government Securities Fund        August 16, 1993

        Vision New York Municipal Income Fund         August 16, 1993

        Vision Growth and Income Fund                 November 2, 1993

        Vision Capital Appreciation Fund              June 1, 1996

        Vision Equity Income Fund                     September 1, 1997

        Vision Large Cap Growth Fund                  June 1, 1999


VISION GROUP OF FUNDS, INC.                STATE STREET BANK AND TRUST COMPANY

By:                                                By:
Name:                                              Name:

Title:                                             Title: